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Bed Bath & Beyond Inc.

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On April 26, 2019, Bath & Beyond Inc. (the “Company”) distributed the following message to its associates:

BBBY Immediate Response Corporate Associate Letter

Subject: Further Update

Dear Fellow Associates,

As we expected, the group of three activist investors released a lengthy “white paper” presentation outlining their plan for what they believe we should be doing.

We plan to respond today publicly with a short press release, and will provide further responses, as appropriate. In the meantime, here are a few of things you should know:

•	The Company’s Board and management are open to value enhancing ideas from all shareholders, including the activist investors.

•	We plan to carefully review the merits of their presentation for opportunities to incorporate their feedback into our transformation plan, which is well underway and delivering results.

•

We are pleased, and not surprised, that it appears that most of the operational areas targeted for improvement include actions the Company is already taking as part of our transformation plan, which are already well underway, or have been substantially completed. Other target areas identified include actions that have been, and continue to be, considered by us.

Despite multiple efforts to engage with the activist investors to reach a timely and constructive resolution, they have continued to refuse to engage in a meaningful dialogue with us. In fact, we offered them the opportunity to participate in our recent Board and governance transformation, which we announced earlier this week, but they declined.

Our Board transformation and governance enhancements support the continued business transformation that is underway at our Company and reflects significant shareholder input. Together, our five new, highly-qualified independent directors bring a tremendous amount of leadership experience, customer focus and specific operational expertise in key areas such as global retail, merchandising, e-commerce and technology, marketing, logistics, finance, capital allocation and governance that will further enhance the effectiveness of our Board and our business transformation that is underway.

I apologize that you are receiving more emails to read, but I want to make sure you are well informed. I’ll continue to keep you posted.

Thank you as always.

Steven

Important Information

Bed Bath & Beyond Inc. (the “Company”) intends to file a definitive proxy statement and associated proxy card in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting with the Securities and Exchange Commission (the “SEC”). Details concerning the nominees of the Company’s Board of Directors for election at the 2019 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to Bed Bath & Beyond Inc. at 650 Liberty Avenue Union, New Jersey 07083, by contacting the Company’s proxy solicitor, D.F. King & Co., toll-free at 1 (888) 777-0320 or at bbby@dfking.com, or from the investor relations section of the Company’s website at www.bedbathandbeyond.com.

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from shareholders in respect of the 2019 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended March 3, 2018, filed with the SEC on May 2, 2018, the Company’s quarterly reports on Form 10-Q filed with the SEC on July 6, 2018, October 10, 2018 and January 9, 2019, the Company’s Current Reports on Form 8-K filed with the SEC on June 5, 2018 and April 22, 2019 and the Company’s definitive proxy statement for the 2018 Annual Meeting of Shareholders, filed with the SEC on May 31, 2018. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the proxy statement for the 2018 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.

On April 26, 2019, the Company issued the following press release:

Bed Bath & Beyond Inc. Comments on Activist Presentation

Reiterates Progress of Transformation Plan Underway and Openness to Value-Enhancing Ideas

UNION, N.J., April 26, 2019 — Bed Bath & Beyond Inc. (NASDAQ: BBBY) issued the following statement in response to the presentation released today by the three hedge funds (the “Activist Group”), which are seeking to replace its entire Board of Directors at the Company’s 2019 Annual Meeting of Shareholders:

Bed Bath & Beyond is executing on a comprehensive multi-year transformation plan to strengthen its position as the expert for the home and heart-felt life events. The plan is well underway and delivering results. The Company’s Board of Directors and management are open to value enhancing ideas from all shareholders, and will carefully review the merits of the Activist Group’s presentation for opportunities to incorporate their feedback into its plan.

Upon our initial review, it appears that most of the operational areas targeted for improvement include actions the Company is already taking as part of its transformation plan, which are already well underway, or have been substantially completed. Other target areas identified include actions that have been, and continue to be, considered by Bed Bath & Beyond. The Company will provide a more detailed response at the appropriate time.

Bed Bath & Beyond always welcomes investor input toward the goal of driving shareholder value and returns. In fact, many of the transformational changes underway are a result of shareholder input throughout the last couple of years. While we have been and continue to be open to engaging with the Activist Group, we note that the Activist Group has steadfastly declined to engage in a constructive dialogue with the Company, and instead, has chosen only to release its perspectives in a public forum.

Earlier this week, in response to shareholder feedback and in connection with its commitment to accelerating refreshment at the Board-level, the Company announced the transformation of its Board of Directors and additional governance enhancements. With these changes, the Board will comprise 10 directors, nine of whom are independent and eight of whom have been appointed in the last two years. The Company offered the Activist Group the opportunity to participate collaboratively in this Board and governance transformation, but the Activist Group declined.

The Board and management team are confident in the Company’s ability to execute its transformation plan and meet key financial objectives, which include: mid-and long-term revenue growth, near-term and ongoing gross margin improvements, near-term and ongoing SG&A improvements, and current and sustainable world-class operational support. We have a committed team of associates focused on providing exceptional experiences for our customers as we continue driving improved financial results, which will lead to enhanced shareholder value. The Board remains open to constructive feedback from all shareholders, and consistent with this approach, will consider any value enhancing perspectives from the Activist Group, as well as other existing and prospective shareholders, that help contribute to the ongoing efforts to achieve these objectives.

Goldman Sachs & Co. LLC is acting as financial advisor to Bed Bath & Beyond, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel.

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the “Company”) is an omnichannel retailer that is the trusted expert for the home and heartfelt life events. The Company sells a wide assortment of domestics merchandise and home furnishings. The Company also provides a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

Forward-Looking Statements

This press release may contain forward-looking statements. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, on the Company’s capital allocation strategy; the impact of goodwill and intangible asset impairments; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; foreign currency exchange rate fluctuations; the integration of acquired businesses and potential continuing uncertainty arising in connection the announced intention by a shareholder to seek control of our Board of Directors. The Company does not undertake any obligation to update its forward-looking statements.

Important Information

Bed Bath & Beyond Inc. (the “Company”) intends to file a definitive proxy statement and associated proxy card in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting with the Securities and Exchange Commission (the “SEC”). Details concerning the nominees of the Company’s Board of Directors for election at the 2019 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to Bed Bath & Beyond Inc. at 650 Liberty Avenue Union, New Jersey 07083, by contacting the Company’s proxy solicitor, D.F. King & Co., toll-free at 1 (888) 777-0320 or at bbby@dfking.com, or from the investor relations section of the Company’s website at www.bedbathandbeyond.com.

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from shareholders in respect of the 2019 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended March 3, 2018, filed with the SEC on May 2, 2018, the Company’s quarterly reports on Form 10-Q filed with the SEC on July 6, 2018, October 10, 2018 and January 9, 2019, the Company’s Current Reports on Form 8-K filed with the SEC on June 5, 2018 and April 22, 2019 and the Company’s definitive proxy statement for the 2018 Annual Meeting of Shareholders, filed with the SEC on May 31, 2018. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the proxy statement for the 2018 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.

CONTACTS:

INVESTOR CONTACT: Janet M. Barth, (908) 613-5820 or IR@bedbath.com

MEDIA CONTACT: Matthew Sherman / Nick Lamplough, Joele Frank, Wilkinson Brimmer Katcher, (212) 355-4449